UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 27, 2006
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51602	23-2131580
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri		63368
(Address of principal executive offices)		(Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
N/A
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
     On February 27, 2006, Synergetics, Inc. (the “Borrower”), a wholly owned subsidiary of the registrant, executed a letter agreement (the “Amendment”) that amends, effective February 22, 2006, its $1.25 million revolving credit facility (the “Revolving Credit Facility”) with Regions Bank (formerly known as Union Planters Bank NA) (the “Lender”). The Amendment extends the maturity date of the Revolving Credit Facility from February 15, 2006 to March 15, 2006.
     The Amendment is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The summary of the terms of the Amendment contained herein is qualified in its entirety by reference to Exhibit 10.1. The Loan Agreement, the Note and the Security Agreement (each as defined below) were filed as Exhibits 10.41, 10.42 and 10.43, respectively, to the registrant’s annual report on Form 10-K for the fiscal year ended July 31, 2005, and are incorporated herein by reference. The summary of the terms of such agreements is qualified in its entirety by reference to such exhibits. The original terms of the Revolving Credit Facility are described below.
     In connection with the Revolving Credit Facility, the Borrower executed a Loan Agreement, dated March 10, 2000 (the “Loan Agreement”). Pursuant to the Revolving Credit Facility, the Borrower made certain customary representations, warranties and covenants. In addition, the Revolving Credit Facility limits the Borrower’s ability to incur additional indebtedness, including capital leases, or transfer its assets.
     Payment of indebtedness under the Revolving Credit Facility may be accelerated upon an Event of Default, if not cured pursuant to the terms of the Revolving Credit Facility. The Loan Agreement defines an Event of Default as (i) payment default; (ii) other defaults (failure to comply with the terms, obligations, covenants or conditions of the Loan Agreement); (iii) false or misleading warranties, representations or statements made by Borrower to Lender; (iv) defective collateralization; (v) insolvency (in which case accelerated payments are due automatically); (vi) commencement of creditor forfeiture or foreclosure proceedings; (vii) any of the preceding events occurring with respect to any guarantor; (viii) change in ownership; (ix) material adverse change in Borrower’s financial condition, or Lender believes prospect of performance is impaired; and (x) Lender believes itself insecure.
     As collateral, and pursuant to that certain Commercial Security Agreement (the “Security Agreement”) dated March 10, 2000 between the Borrower and the Lender, the Borrower granted the Lender a security interest in its inventory, accounts, equipment and certain other identified property. In connection with the Revolving Credit Facility, the Borrower also executed a promissory note dated March 10, 2000, as amended by that certain change in terms agreement dated February 15, 2005 (the “Note”) from the Borrower to the Lender in the original principal amount of $1.25 million, with a maturity date of February 15, 2006 and a variable interest rate of the Lender’s prime lending rate less 0.25% in favor of the Lender. Pursuant to the terms of the Note, the Revolving Credit Facility was to be paid in one payment of all outstanding principal plus all accrued unpaid interest on February 15, 2006. In addition, the Note required monthly payments of all accrued unpaid interest due.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 27, 2006, the Borrower executed the Amendment in connection with extension of the maturity date of the Revolving Credit Facility from February 15, 2006 until March 15, 2006. The terms of the Amendment and the Revolving Credit Facility are described in Item 1.01 of this current report on Form 8-K, which description is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

10.1	Letter Agreement between Synergetics, Inc. and Regions Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2006

SYNERGETICS USA, INC.
(Registrant)

By:	/s/ Pamela G. Boone

Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer

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